Exhibit 10.22.4

             CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                WARRANT AGREEMENT

            WARRANT AGREEMENT, dated as of October 26, 1999 (this "Agreement"), between PRICELINE.COM INCORPORATED, a Delaware corporation ("Grantee"), and PRICELINE WEBHOUSE CLUB, INC., a Delaware corporation ("Issuer"),

                              W I T N E S S E T H :

            WHEREAS, Grantee is an Internet-based company with significant name recognition of its trademarked "priceline" name and patented "demand collection system" for selling products over the Internet;

            WHEREAS, Walker Digital, LLC ("Walker Digital") is a research and development company containing certain trade secrets, know-how and other intellectual property;

            WHEREAS, in connection with the establishment of Issuer's business of the sale of retail products in a "name your price" format over the Internet,
(i) Walker Digital is (A) contributing certain know-how, and other assets and liabilities used in or incurred during the initial development of the Company's business, pursuant to an asset contribution agreement dated as of the date hereof between Walker Digital and Issuer (the "Asset Contribution Agreement") and (B) licensing certain intellectual property pursuant to a license agreement between Walker Digital and Priceline dated as of the date hereof, which intellectual property shall in turn be sublicensed by Priceline to Issuer, (ii) Walker Digital Corporation, a research and development company, is contributing certain employees to Issuer under the Asset Contribution Agreement, and (iii) Grantee is (A) licensing and sublicensing, as applicable, the use of the "priceline" name, certain patent rights and other intellectual property rights for use in connection with the Issuer's business, pursuant to an intellectual property license agreement between Grantee and Issuer dated as of the date hereof, (the "Priceline License Agreement") (B) providing professional services, including accounting and legal services to Issuer pursuant to a services agreement between the Grantee and Issuer dated as of the date hereof (the "Services Agreement"), and (C) providing certain marketing and technical services to Issuer pursuant to a marketing and technical services agreement between Grantee and Issuer dated as of the date hereof (the "Marketing and Technical Services Agreement");

            WHEREAS, in consideration for the cash and the assets it has contributed pursuant to the Asset Contribution Agreement, Walker Digital is receiving a promissory note in the amount of $14,592,185.60, payable on April 26, 2000;

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            WHEREAS, in consideration of their cash contributions, Walker
Digital and certain other investors (the "Investors") are receiving a total of 23,500,000 shares of common stock of Issuer, par value $.01 per share (the "Common Stock"), pursuant to the subscription agreement dated as of the date hereof (the "Subscription Agreement") between Issuer and the Investors;

            WHEREAS, in consideration for Grantee's execution and deliveries pursuant to the Priceline License Agreement, Issuer desires to issue, and Grantee desires to accept, a warrant to purchase up to 137.5 million shares of Common Stock and furthermore has certain rights to participate in Issuer's corporate governance;

            WHEREAS, Issuer, Walker Digital, Grantee and the Investors will enter into an agreement providing certain rights to the parties and subjecting them to certain restrictions (the "Securityholders' Agreement"); and

            WHEREAS, in connection with the establishment of Issuer, Grantee is agreeing, pursuant to the Services Agreement and Marketing and Technical Services Agreement, to provide services to and to coordinate marketing activities with the Company in exchange for arm's-length consideration.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Agreement" or "this Agreement" means this Warrant Agreement, dated as of October 26, 1999, between the Issuer and the Grantor, and all amendments hereto made in accordance with the provisions of Section 8.09.

            "Asset Contribution Agreement" shall have the meaning assigned in the recitals.

            "Board of Directors" means the board of directors of the Issuer.

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            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or equivalent ownership interests in or issued by such Person.

            "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of Issuer to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Grantee or an affiliate of Grantee;

            (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than Grantee or an affiliate of Grantee, becomes the Beneficial Owner, directly or indirectly, of voting stock of Issuer with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders of Issuer;

            (3) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of Issuer, was approved by the vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

            (4) Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Issuer, in any such event pursuant to a transaction in which any of the outstanding voting stock of Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of Issuer outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person other than Grantee or an affiliate of Grantee becomes the Beneficial Owner, directly or indirectly, of voting stock of such Person with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders.

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            "Closing" shall have the meaning assigned in Section 5.01.

            "Common Stock" shall have the meaning assigned in the recitals.

            "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Convertible Securities" shall have the meaning assigned in Section 2.04(b)(i).

            "Employee Options" shall mean the options to acquire 17.3 million Shares that may be granted to employees, consultants, directors and officers of Issuer pursuant to the Issuer's 1999 Omnibus Employee Equity Plan, as amended from time to time, or any successor plan.

            "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exercise Event" shall have the meaning assigned in Section 2.02(b).

            "Exercise Notice" shall have the meaning assigned in Section
      2.02(c).

            "Exercise Price" shall have the meaning assigned in Section 2.01.

            "Expiration Date" shall have the meaning assigned in Section
      2.02(a).

            "Governmental Entities" means any domestic or foreign governmental, administrative or regulatory authority or agency.

            "Grantee" shall have the meaning assigned in the preamble.

            "Grantee Common Stock" shall have the meaning assigned in Section 2.02(c).

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            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
      1976, as amended.

            "Initial Public Offering" means the first underwritten public offering of the Common Stock resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) to Issuer and any selling stockholders of at least $50 million; provided that, following such offering the Common Stock is listed on a United States or foreign national securities exchange or quoted on any United States or foreign automated securities quotation system.

            "Insolvency Event" means, in respect of a Person, that time when the sum of the Company's debts exceeds the sum of its assets, valued at fair market value; or that such Person shall not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by it or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of it property) shall occur; or Issuer shall take any corporate action to authorize any of the actions set forth above.

            "Investors" shall have the meaning assigned in the recitals.

            "Issuer" shall have the meaning assigned in the preamble.

            "Marketing and Technical Services Agreement" shall have the meaning assigned in the recitals.

            "NASD" shall mean the National Association of Securities Dealers,
      Inc.

            "Net Revenue" means the net revenue of Issuer as disclosed on the annual audited financial statements for any fiscal year and the unaudited quarterly financial statements for any fiscal quarter.

            "New Securities" means any Capital Stock of Issuer, whether now authorized or not, and rights, options or warrants to purchase such Capital Stock, and securities of any

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      type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of Issuer; provided that the term "New Securities" does not include (i) securities of Issuer issued to employees, consultants, officers or directors of Issuer, or which have been reserved for issuance, pursuant to any employee stock option, stock purchase, stock bonus plan, or other similar stock agreement or arrangement approved by the Board of Directors, including the Priceline designee to the Board,
      (ii) securities of Issuer issued in connection with any stock split, stock dividend or recapitalization of Issuer, (iii) securities of Issuer issued in an Initial Public Offering, (iv) securities of Issuer issued upon the conversion or exchange of convertible or exchangeable securities of Issuer that are outstanding as of the date of this Agreement, (v) Warrant Shares or (vi) any right, option or warrant to acquire any security convertible into or exchangeable or exercisable for the securities excluded from the definition of New Securities pursuant to subclause (i) above if issued pursuant to any employee stock option, stock purchase, stock bonus plan or other similar stock agreement or arrangement approved by the Board of Directors, including the Priceline designee to the Board of Directors.

            "Notice of Issuance" shall have the meaning assigned in Section 2.05(b).

            "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
      Section 13(d)(3) of the Exchange Act.

            "Priceline License Agreement" shall have the meaning assigned in the recitals.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Services Agreement" shall have the meaning assigned in the recitals.

            "Share" means any share of Common Stock.

            "Stock Payment Amount" shall have the meaning assigned in Section 2.03(a).

            "Stockholder" means each Person (other than the Issuer) who shall own, beneficially or of record, any Shares and be listed in the share registry of the Issuer as the owner thereof.

            "Subscription Agreement" shall have the meaning assigned in the recitals.

            "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, joint venture, association or other entity, all of the Capital Stock or other similar equity

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      interests of which, are owned beneficially and of record by such Person directly or indirectly through one or more intermediaries.

            "Third Party" means, with respect to Grantee, any Person, other than
      (i) Issuer, (ii) any Subsidiary of Issuer or (iii) any Subsidiary of Grantee.

            "Walker Digital" shall have the meaning assigned in the recitals.

            "Warrant" shall have the meaning assigned in Section 2.01.

            "Warrant Shares" shall have the meaning assigned in Section 2.01.

                                   ARTICLE II

                                   THE WARRANT

            SECTION 2.01. Grant of Warrant. Issuer hereby grants to Grantee an irrevocable, fully vested warrant (the "Warrant") to purchase 137,500,000 Shares (the "Warrant Shares"), at a purchase price per Warrant Share initially equal to $3.00 (the "Exercise Price"), subject to the terms and conditions set forth herein. The number of shares constituting the Warrant Shares and the Exercise Price are both subject to adjustment as set forth in Section 2.04 hereof.

            SECTION 2.02. Exercise of Warrant. (a) Subject to the conditions set forth in Article VI, the Warrant may be exercised by Grantee, in whole or in part, at any time after the fifth anniversary of the date of this Agreement or, if earlier, the occurrence of an Exercise Event; provided that the Warrant shall terminate and be of no further force and effect upon the earlier to occur of (i) Closing of the final exercise of the Warrant, (ii) sixty (60) days after the Issuer notifies Grantee of a willful and material breach by Grantee of Section
6.02 of the License Agreement, if such breach is not cured prior to the expiration of such sixty (60) day period, and (iii) thirty days following the fifth anniversary of the date hereof (the "Expiration Date"). Notwithstanding the termination of the Warrant, Grantee shall be entitled to purchase those Warrant Shares with respect to which it has issued an Exercise Notice (as defined below) prior to the termination of the Warrant. The termination of the Warrant shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

            (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any of the following events:

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            (i) Issuer achieves Net Revenue of $[**] for any four-quarter period immediately preceding the date of measurement, or any shorter period in which Issuer achieves Net Revenue of $[**];

            (ii) the occurrence of an Insolvency Event in respect of Issuer;

            (iii) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (iv) the occurrence of a Change of Control, or Board approval of a transaction that would result in a Change of Control; or

            (v) Board approval of an Initial Public Offering.

Promptly upon the occurrence of any event described in clauses (i) and (ii) above, and no later than fifteen (15) days prior to an event described in clauses (iii) through (v) above, Issuer shall provide Grantee with notice of such event together with the consolidated financial statements of Issuer, and Grantee may exercise the Warrant until the Expiration Date.

            (c) The Warrant shall be exercised by written notice from Grantee to Issuer (an "Exercise Notice") stating that the Warrant is being exercised and setting forth: (i) a proposed closing date, which (subject to the earlier satisfaction or waiver of the conditions set forth in Article VI) shall be:

            (A) in the case of an exercise upon the fifth anniversary hereof or pursuant to clause (b)(i) or (b)(ii) above, no earlier than fifteen (15) days after, and no later than thirty (30) days after, the date of delivery of such notice, and

            (B) in the case of an exercise pursuant to clause (b)(iii) through
      (b)(v) above, shall be the closing date of the transaction giving rise to the Exercise Event or such earlier date as shall be specified in the Exercise Notice,

on which date the Warrant Shares shall be issued; (ii) the number of Warrant Shares to be purchased; and (iii) whether Grantee will purchase the Warrant Shares with cash, shares of Grantee's common stock, par value $.01 per share ("Grantee Common Stock") or a combination thereof (including the relative percentage of any combination). The Warrant shall be deemed to be exercised on the date of delivery of the Exercise Notice, at which time the decision to exercise the Warrant shall be irrevocable; provided that, in the case of an exercise pursuant to clause (b)(iv) or (b)(v) above, the Warrant's exercise shall be conditional upon the closing of the transaction giving rise to the Exercise Event.

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            (d) In the event that Grantee exercises the Warrant in part only, upon such exercise Issuer shall execute and deliver to Grantee, at Issuer's expense, a new Warrant exercisable for the number of Shares representing the unexercised portion of the Warrant so exercised in part.

            SECTION 2.03. Form of Payment. (a) The Exercise Price may be paid in cash, in shares of Grantee Common Stock or in any combination thereof at the sole discretion of the Grantee. The number of shares of Grantee Common Stock to be delivered in payment of all or a portion of the aggregate Exercise Price (the "Stock Payment Amount") shall be determined by dividing the portion of the aggregate Exercise Price to be paid in Grantee Common Stock by the average of the closing prices of Grantee Common Stock quoted on the Nasdaq Stock Market (or, if then traded on a national securities exchange, the average of the closing prices of Grantee Common Stock on the principal national securities exchange on which listed or, if quoted on the NASD OTC Bulletin Board, the average of the means of the closing bid and asked price of Grantee Common Stock) on each of the ten (10) trading days immediately preceding the date the Exercise Notice is delivered.

            (b) In the event of any change in Grantee Common Stock or in the number of outstanding shares of Grantee Common Stock between the date of an Exercise Notice and the Closing by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Grantee (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be delivered by Grantee in payment of the Stock Payment Amount shall be adjusted appropriately so that Issuer shall receive upon payment of the Stock Payment Amount the number and class of shares or other securities or property that Issuer would have received in respect of Grantee Common Stock if Grantee had paid the Stock Payment Amount immediately prior to such change.

            SECTION 2.04. Adjustments upon Share Issuances, Changes in Capitalization, Etc. (a) In the event that Issuer shall issue or sell, prior to the exercise in full or expiration of the Warrant, any Shares (except as provided in paragraph (f) below) or Convertible Securities (as hereinafter defined) or any rights or options to purchase Shares or Convertible Securities for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then forthwith upon such issue or sale the Exercise Price shall be reduced to a price (calculated to the nearest $.0001) determined by dividing (i) an amount equal to the sum of (A) the number of Shares outstanding immediately prior to such issue or sale multiplied by the Exercise Price then in effect, and (B) the consideration, if any, received by the Issuer upon such issue or sale, by (ii) the total number of Shares outstanding immediately after such issue or sale.

            (b) For the purposes of calculating any adjustment to the Exercise Price pursuant to paragraph (a) above, the following provisions shall apply:

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            (i) In case at any time Issuer shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per Share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities

            (determined by dividing (A) the total amount, if any, received or receivable by Issuer as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to Issuer upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options)

      shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Shares issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per Share. Except as provided in paragraph (e) of this Section 2.04, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            (ii) In case at any time Issuer shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Share for which Common Stock is issuable upon such conversion or exchange

            (determined by dividing (A) the total amount received or receivable by Issuer as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Issuer upon the

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            conversion or exchange thereof, by (B) the total maximum number of
            Shares issuable upon the conversion or exchange of all such Convertible Securities)

      shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per Share, provided that (i) except as provided in paragraph (e) of this
      Section 2.04, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or of any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph (b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

            (iii) In case at any time Issuer shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            (iv) In case at any time any Share or Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by Issuer therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by Issuer in connection therewith. In case any Shares or Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by Issuer shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by Issuer in connection therewith. In case any Shares or Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into Issuer, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by Issuer in connection with such merger.

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            (v) In case at any time Issuer shall take a record of the holders of
      Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (c) In the event that Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend or otherwise, Grantee shall, upon any exercise of the Warrant subsequent to the record date for such distribution or, in the absence of a record date, subsequent to the date of such distribution, receive, in addition to the Shares subscribed for, the amount of such assets (or, at the option of Issuer, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to Grantee if it had exercised the Warrant for that number of Shares immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

            (d) In case at any time Issuer shall subdivide its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding Shares of the Issuer shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (e) (i) If the purchase price provided for in any right or option referred to in subparagraph (i) of paragraph (b) above, or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) of said paragraph
(b) are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (1) the issuance of the number of Shares theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

            (ii) On the expiration of any right or option referred to in subparagraph (i) of paragraph (b) above, or on the termination of any right to convert or exchange any Convertible Securities referred to in subparagraph (i) or (ii) of said paragraph (b), the Exercise Price shall

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forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the Shares actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities.

            (iii) If the purchase price provided for in any right or option referred to in subparagraph (i) of paragraph (b) above, or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) of said paragraph
(b) are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the Shares so delivered.

            (f) Issuer shall not be required to make any adjustment of the Exercise Price in the case of:

            (i)   the granting by Issuer of Employee Options,

            (ii) the issuance of Shares pursuant to the exercise of Employee Options, whether granted prior to or subsequent to the date hereof, or

            (iii) the issuance of such additional Shares as may be issuable upon the exercise of such options as a result of adjustment in the number of Shares covered by such options for stock dividends, stock splits or other changes in the capitalization of Issuer.

            (g) If any capital reorganization or reclassification of the Capital Stock of Issuer, or consolidation or merger of Issuer with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Issuer or such successor or purchasing corporation, as the case may be, shall execute with Grantee an agreement providing that Grantee shall have the right thereafter and until the Expiration Date to exercise the Warrant for the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of Shares for which the Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.04.

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            (h) (i) Whenever the Exercise Price is adjusted pursuant to the provisions of this Section 2.04, the number of Warrant Shares for which the Warrant is exercisable shall be adjusted so that it shall equal the number determined by multiplying the number of Warrant Shares for which the Warrant was exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price in effect immediately thereafter.

            (ii) Issuer shall not be required to issue fractional Shares upon any exercise of the Warrant following any adjustment in the number of Warrant Shares for which the Warrant is exercisable pursuant to subparagraph (i) above. If any fraction of a Share would, except for the provisions of this sentence, be issuable on the exercise of the Warrant (or specified portion thereof), Issuer shall pay an amount in cash calculated by it to be equal to the then current market value per Share multiplied by such fraction, rounded to the nearest whole cent.

            (i) The provisions of this Agreement, including, without limitation, Sections 2.01, 2.02, 2.04, 2.05 and 5.04, shall apply with appropriate adjustments to any securities for which the Warrant becomes exercisable pursuant to this Section 2.04.

            SECTION 2.05. Right to Purchase New Securities. (a) In the event that Issuer proposes to issue New Securities (prior to, and other than in connection with, an Initial Public Offering), Grantee shall have the right to purchase in lieu of the Person to whom Issuer proposed to issue such New Securities, in accordance with paragraph (b) below, a number of Shares or other New Securities which Issuer proposes to issue equal to the product of (i) the total number or amount of Shares or other New Securities which Issuer proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of Shares which Grantee owns or is entitled to purchase on the fifth anniversary of the date of this Agreement or, if earlier, upon the occurrence of an Exercise Event, pursuant to this Warrant, and the denominator of which shall be the total number of Shares then outstanding plus the total number of Shares which Grantee is entitled to purchase on the fifth anniversary of the date of this Agreement or, if earlier upon the occurrence of an Exercise Event, pursuant to this Warrant. The rights given by Issuer under this Section
2.05 shall terminate if unexercised within 30 days after receipt of the Notice of Issuance referred to in paragraph (b) below.

            (b) In the event that Issuer proposes to undertake an issuance of New Securities (prior to an Initial Public Offering), it shall give written notice (a "Notice of Issuance") of its intention to Grantee, describing all material terms of the New Securities, the price and all material terms upon which Issuer proposes to issue such New Securities. The Grantee shall have 30 days from the date of the Notice of Issuance to agree to purchase all or any portion of its pro rata share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such consideration shall consist solely of cash, or for cash, cash equivalents or

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marketable securities having an equivalent value to the consideration payable by the Person to whom Issuer proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to Issuer, and stating therein the quantity of New Securities to be purchase by Grantee.

            SECTION 2.06. Further Assurances. Issuer and Grantee shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all required licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities. Without limiting the generality of the foregoing, the parties hereto shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act. Each of the parties hereto shall cooperate with the other when required in order to effect the transactions contemplated hereunder. In case at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties hereto shall use their reasonable best efforts to take all such action.

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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

            Issuer hereby represents and warrants to Grantee as follows:

            SECTION 3.01. Due Organization and Authority. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Issuer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially and adversely affect the assets, liabilities or results of operations of Issuer or prevent or materially delay the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Issuer, the performance of Issuer's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer, and (assuming due authorization, execution and delivery by the other party hereto) this Agreement constitutes legal, valid and binding obligations of Issuer enforceable against Issuer in accordance with its terms.

            SECTION 3.02. Capital Stock of Company. The authorized capital stock of Issuer consists of 300,000,000 shares of Common Stock, of which 23,500,000 shares will be issued and outstanding following the closing of the Subscription Agreement, and 50,000,000 shares of preferred stock, of which none has been designated or issued by Issuer. Issuer has reserved Common Stock for issuance in the amounts and for the purposes that follow:

            (i) 137.5 million shares of Common Stock have been reserved for issuance upon exercise of the Warrant;

            (ii) 666,667 shares of Common Stock have been reserved for issuance upon exercise of the warrant held by BDS Business Center, Inc.;

            (iii) 65,000 shares of Common Stock have been reserved for issuance upon exercise of the warrant held by William Shatner; and

            (iv) 17,333,333 shares of Common Stock have been reserved for issuance upon the exercise of certain employee options to be granted pursuant to the Company's Omnibus Employee Equity Plan, of which 12,911,749 shares relate to options that have been granted as of the date hereof.

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            Except as set forth above, (i) no shares of Capital Stock of Issuer have been reserved for issuance for any reason; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Capital Stock of Issuer is authorized or outstanding; and
(iii) Issuer has made no commitment to issue shares, subscription, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its Capital Stock any evidence of indebtedness or asset.

            SECTION 3.03. Authority to Issue Shares. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until its obligation to deliver shares of Common Stock upon the exercise of the Warrant terminates, shall have reserved, all the Warrant Shares issuable pursuant to this Agreement, and Issuer shall take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Common Stock or other securities which may be issued pursuant to Section 2.04 or 2.05, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

            SECTION 3.04. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, the execution, delivery and performance of this Agreement by Issuer does not and will not (a) violate, conflict with or result in the breach of any provision of Issuer's Certificate of Incorporation or By-laws, (b) conflict with or violate any law, governmental regulation or governmental order applicable to Issuer or any of its respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Issuer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Issuer is a party or by which any of such assets or properties is bound or affected; except to the extent that any conflict under (b) or (c) above would not materially and adversely affect Issuer's assets, liabilities or results of operations or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

            SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Issuer does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Entities, except such as are required by the HSR Act.

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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF GRANTEE

            Grantee hereby represents and warrants to Issuer as follows:

            SECTION 4.01. Due Organization and Authority. Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Grantee is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially delay the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Grantee, the performance of Grantee's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee, and (assuming due authorization, execution and delivery by the other party hereto) this Agreement constitutes legal, valid and binding obligations of Grantee enforceable against Grantee in accordance with its terms.

            SECTION 4.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained, the execution, delivery and performance of this Agreement by Grantee does not and will not (a) violate, conflict with or result in the breach of any provision of Grantee's Certificate of Incorporation or By-laws, (b) conflict with or violate any law, governmental regulation or governmental order applicable to Grantee or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which Grantee is bound; except to the extent that any conflict under (b) or (c) above would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

            SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Grantee does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Entities, except such as are required by the HSR Act.

            SECTION 4.04. Private Placement. Grantee understands that the offering and sale of the Warrant Shares hereunder are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and represents the following:

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            (a) The Warrant Shares are being acquired for Grantee's own account and without a view to the public distribution thereof or any interest therein;

            (b) Grantee is an "accredited investor" as such term is defined in Regulation D, as amended, under the Securities Act; and

            (c) Grantee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant Shares, and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Warrant Shares.

                                    ARTICLE V

                                     CLOSING

            SECTION 5.01. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the transactions provided for in Article II shall take place at one or more closings (each a "Closing") to be held at the offices of the Issuer at One High Ridge Park, Stamford, Connecticut, at 10:00 a.m. Eastern Standard Time on the later of the proposed closing date specified in the Exercise Notice or the Business Day immediately following the satisfaction or waiver of all conditions to the obligations of the parties as set forth in
Article VI, or at such other place or at such other time or on such other date as the parties may mutually agree.

            SECTION 5.02. Closing Deliveries by Issuer. At each Closing, Issuer shall deliver to Grantee:

            (a) a certificate or certificates evidencing the number of Warrant Shares registered in Grantee's name and in such denominations as Grantee shall request;

            (b) a certificate from Issuer, signed by a duly authorized officer, to the effect that the representations and warranties of Issuer contained in this Agreement are true and correct as of the Closing, with the same force and effect as if made on the date of the Closing, and that all covenants and agreements of Issuer contained in this Agreement to be complied with on or prior to the Closing have been complied with;

            (c) a true and complete copy, certified by the Secretary of Issuer, of the resolutions duly and validly adopted by the Board, evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a certified copy of the Certificate of Incorporation and By-laws of Issuer; and

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            (d) a legal opinion of Shearman & Sterling, counsel to Issuer, in form and substance satisfactory to Grantee.

            SECTION 5.03. Closing Deliveries by Grantee. At each Closing, Grantee shall deliver:

            (a) a certificate, signed by a duly authorized officer, to the effect that the representations and warranties of such party contained in this Agreement are true and correct as of the Closing, with the same force and effect as if made on the date of the Closing, and that all covenants and agreements of Grantee contained in this Agreement to be complied with on or prior to the Closing have been complied with; and

            (b) the Exercise Price for the Warrant Shares by wire transfer of immediately available funds and delivery of a certificate or certificates evidencing Grantee Common Stock equal to the Stock Payment Amount, if any, accompanied by such legal opinions, officer's certificates and other supporting documentation as Issuer shall reasonably require.

            SECTION 5.04. Legends on Certificates. (a) Certificates evidencing Warrant Shares delivered hereunder may, at Issuer's election, contain the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to Issuer (it being agreed that Shearman & Sterling shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

            (b) Certificates evidencing Grantee Common Stock delivered hereunder as the Stock Payment amount may, at Grantee's election, contain the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

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            OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE
            WITH APPLICABLE STATE SECURITIES LAWS.

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to Grantee (it being agreed that Skadden, Arps, Slate, Meagher & Flom shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

            The obligations of each party to this Agreement to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to each Closing, of each of the following conditions:

            SECTION 6.01. Representations, Warranties and Covenants. The representations and warranties of each other party contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made on the date of the Closing, and all covenants and agreements contained in this Agreement to be complied with on or prior to Closing shall have been complied with in all material respects.

            SECTION 6.02. No Prohibition. None of the transactions contemplated hereby shall have been prohibited by any applicable law, court order or governmental regulation.

            SECTION 6.03. HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            SECTION 7.01. Preservation of Existence. Issuer shall use its reasonable commercial efforts to:

            (a) preserve and maintain in full force and effect its existence and good standing under the laws of the State of Delaware;

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            (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

            (c)   preserve its business organization; and

            (d) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by any governmental authority and that, if not timely filed, would have a material adverse effect on Issuer's financial condition or results of operation.

            SECTION 7.02. Financial Statements and Other Information. Issuer shall deliver to Grantee, in form and substance satisfactory to Grantee:

            (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of Issuer, a copy of the audited balance sheet of Issuer as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of Issuer for such fiscal year accompanied by the report of a nationally recognized independent certified public accounting firm, which report shall state that such financial statements present fairly, in all material respects, the financial condition as of such date and results of operations and cash flows for the period indicated in conformity with GAAP applied on a consistent basis; and

            (b) commencing with the fiscal period ending on March 31, 2000, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of Issuer, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of Issuer as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments, the absence of a management's discussion and analysis of financial condition section and the absence of footnotes required by GAAP.

            SECTION 7.03. Annual Budget. Not less than thirty (30) days prior to the end of each fiscal year, or at such later date as may be determined by Issuer's Board of Directors, Issuer shall prepare and submit to its Board of Directors for its approval an operating budget of Issuer for the next fiscal year.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

            (a)   if to Issuer:

                  Priceline WebHouse Club, Inc.
                  One High Ridge Park
                  Stamford, CT 06905
                  Telecopy No.: (203) 595-8305
                  Attention: Anne Maffei, Vice President -- Corporate Finance

            (b)   if to Grantee:

                  priceline.com Incorporated
                  Five High Ridge Park
                  Stamford, CT 06905
                  Telecopy No.: (203) 595-8345
                  Attention: Melissa Taub, General Counsel

            SECTION 8.03. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

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            SECTION 8.04. Headings. The descriptive headings contained in this
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 8.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

            SECTION 8.07. Assignment. This Agreement shall not be assigned without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) except that Grantee may assign its rights hereunder to a Subsidiary thereof; provided that any such assignment shall not relieve the assigning party of its obligations hereunder. This Agreement shall inure to the benefit of, and be binding upon, the successors of the parties hereto and the assignees of the parties hereto, provided such assignment was in compliance with the terms hereof.

            SECTION 8.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 8.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

            SECTION 8.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any New York State or federal court sitting in the City of New York, County of New York, and the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

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            SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 8.11; provided that receipt of copies of such counterparts is confirmed.

            SECTION 8.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 8.13. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        PRICELINE.COM INCORPORATED

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        PRICELINE WEBHOUSE CLUB, INC.

                                        By: ___________________________________
                                            Name:
                                            Title:

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